EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TO: Insynq, Inc.

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Amendment No. 2 to Form S-8 of our report dated September 3, 2004, relating to the financial statements of Insynq, Inc. appearing in the Insynq, Inc. Annual Report on Form 10-KSB for the fiscal years ended May 31, 2004 and 2003, filed with the Securities and Exchange Commission on September 14, 2004.






/s/ Weinberg & Company P.A.
Weinberg & Company P.A.
Certified Public Accountants


Boca Raton, Florida
February 3 2005